UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 22, 2009

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Compensatory Arrangements of Certain Officers

At its meeting on July 22, 2009 (the “Meeting”), the Personnel, Compensation & Benefits Committee (the “PCB Committee”) of the Board of Directors (the “Board”) of HF Financial Corp. (the “Company”) approved performance objectives and corresponding target incentive awards for the fiscal year ending June 30, 2010 (“Fiscal 2010”), for its named executive officers and other members of the Company’s senior management who participate in the Home Federal Bank Amended and Restated Short-Term Incentive Plan (the “Short-Term Plan”) and the Home Federal Bank Fifth Amended and Restated Long-Term Incentive Plan (the “Long-Term Plan”).  The Company’s named executive officers include Curtis L. Hage, Chairman, President and Chief Executive Officer of the Company; Darrel L. Posegate, Executive Vice President, Chief Financial Officer and Treasurer of the Company; David A. Brown, Senior Vice President/Community Banking of Home Federal Bank; Brent R. Olthoff, Senior Vice President/ Chief Financial Officer of Home Federal Bank; and Natalie A. Sundvold, Senior Vice President/Service & Support of Home Federal Bank (collectively, the “Named Executive Officers”).  The performance objectives and corresponding incentive awards for Fiscal 2010 are more fully described below.

For any incentive award to be paid to participants, the Company must achieve a threshold level of performance.  Incentive awards will be paid by the Company following acceptance of the Company’s audited financial statements for Fiscal 2010 by the Audit Committee of the Board.

Short-Term Incentive Plan Incentive Award Levels and Financial Goals

For Fiscal 2010, incentive awards under the Short-Term Plan will be based upon the Company achieving growth in diluted earnings per share (“EPS”) beyond a baseline equal to the Company’s EPS for the fiscal year ended June 30, 2009.  EPS growth will be calculated using the EPS set forth in the Company’s 2010 audited financial statements, as adjusted to exclude the impact of specific events approved by the Personnel, Compensation and Benefits Committee of the Board (the “PCB Committee”), including, but not limited to, any single, nonrecurring event that results in a 10% change in the EPS calculation.

Under the incentive award levels approved by the Board at the Meeting, Messrs. Hage and Posegate can each earn an incentive award ranging from 20% to in excess of 100% of their 2010 base salary, and the other Named Executive Officers can earn an incentive award ranging from 10% to in excess of 50% of their 2010 base salary.  No incentive awards will be paid to the Named Executive Officers under the Short-Term Plan unless the Company achieves at least 4% growth in EPS (as adjusted) in Fiscal 2010.  To the extent the Company’s growth in EPS for Fiscal 2010 exceeds 13%, the participants of the Short-Term Plan will be entitled to additional incentive awards in an aggregate amount equal to 30% of such excess EPS over 13% (the “Capstone Pool”), with each Named Executive Officer being allocated a certain percentage of the Capstone Pool.  All incentive awards under the Short-Term Plan are paid in cash.

Long-Term Incentive Plan Incentive Award Levels and Financial Goals

For Fiscal 2010, incentive awards under the Long-Term Plan will be based upon the Company achieving certain target levels of return on equity (“ROE”).  The ROE calculation may be adjusted to exclude the impact of specific events approved by the PCB, including, but not limited to, any single, nonrecurring event that results in a 10% change in the ROE.

Under the incentive award levels approved by the Board at the Meeting, Messrs. Hage and Posegate can each earn an incentive award ranging from 15% to 75% of their 2010 base salary, and the other Named Executive Officers can earn an incentive award ranging from 10% to 50% of their 2010 base salary.  No incentive awards will be paid to the Named Executive Officers under the Long-Term Plan unless the Company achieves an ROE of at least 8.5% (as adjusted) in Fiscal 2010.  Under the Long-Term Plan, any incentive awards made to Mr. Hage will be paid entirely in cash and any incentive awards made to the other Named Executive Officers will be paid 50% in stock appreciation rights (“SARs”) settled in the Company’s common stock and 50% in restricted stock, each having a four-year vesting period in which 25% of such SARs or shares of restricted stock, as applicable, will vest each year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	July 28, 2009	By:	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President and Chief Executive Officer
(Duly Authorized Officer)

Date:	July 28, 2009	By:	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)